UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

ALLETE, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees and retirees of ALLETE, Inc. and its subsidiaries on June 14, 2024:

ALLETE EMPLOYEE FAQ
ALLETE Retirement Savings and Stock Ownership Plan and Employee Stock Purchase Plan
RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN
Will ALLETE stock remain an investment option in my Retirement Savings and Stock Ownership Plan (RSOP) after the closing of the acquisition?
•No, after the close of the transaction, ALLETE will no longer be a publicly-traded company and our stock will cease trading on the New York Stock Exchange (NYSE).
•As a result, the ALLETE Stock Fund and the ALLETE RSOP Stock Fund will not remain as investment funds after transaction closing. Employee RSOP accounts will receive $67.00 in cash for each share of ALLETE stock that they hold in the RSOP upon closing of the acquisition.
•The cash proceeds will remain in the RSOP and will not be taxable at the time of transition. Rather, the cash will be reinvested into other investment options offered in the RSOP. Additional information on how the funds may be invested upon the close will be provided to employees prior to transaction close.

How will I receive the ALLETE stock portion of the Company contribution into my RSOP after closing?
•After the transaction has closed, ALLETE will no longer have publicly-traded shares. Accordingly, Company contributions made to your account will no longer be made in shares via the ALLETE RSOP Stock Fund. Instead, Company contributions to the RSOP will be made in another manner, such as a cash contribution. Additional information on how the Company contribution will be contributed to employees within the RSOP will be provided to employees prior to transaction close.
•In the meantime, you will continue to receive a portion of your RSOP Company contribution in ALLETE stock until the transaction has closed.

Does this transaction affect my other RSOP investments that aren’t ALLETE stock?
•No, the transaction will not require changes to your other RSOP investments. You will continue to have the ability to manage your account after the acquisition.

Where can I find how many shares of ALLETE stock I own through my RSOP account?
▪You can find the number of shares in your account by viewing a quarterly statement from the Empower site at https://www.empower.com/, or by calling Empower at 833-525-5383.
▪Note: When looking at your real-time investment allocations in the ALLETE stock fund and the ALLETE RSOP stock fund on the Empower site the funds do not display your number of owned shares. The two funds display your investment units which have a different price per unit than the current share price. Empower cannot display your actual number of shares owned on their website, for the exact number owned you will need to reference a quarterly statement or call Empower directly as indicated above.

Will I receive more information from Empower regarding my ALLETE shares in the future?
▪Yes, you will receive information from Empower regarding the treatment of your ALLETE shares as the acquisition closing process continues.

EMPLOYEE STOCK PURCHASE PLAN
What will happen to my Employee Stock Purchase Plan (ESPP)?
•Until the transaction closes, ALLETE is a publicly-traded company and employees can continue to purchase shares of ALLETE stock in the ESPP account in accordance with the plan and subject to all trading windows and restrictions.
•Upon closing, ALLETE will no longer be a publicly-traded company, the ESPP will end and all shareholders will receive $67.00 in cash for each share of ALLETE stock that they own, including shares acquired under the ESPP.
•Employees can elect to stop making contributions by contacting Shareholder Services or by managing their ESPP account at https://eq-allete.globalsharesequity.com/ (this website will change to https://equiniti.com/us/ast-access/individuals/ in the coming weeks).

How are my ESPP shares taxed when the account is closed?
The Company is not able to give tax advice, so please contact a tax professional for any tax consequences related to your specific account. The information below is a summary of the anticipated tax treatment of ESPP shares in the transaction.
•Gains on shares purchased more than two years from the date of the transaction will generally be taxed as long-term capital gains or losses, although a portion of the proceeds up to the value of the initial purchase discount will be taxed as ordinary income.
•Gains on shares purchased within two years of the account closure will be treated as having been disposed of in a “disqualifying disposition.” Generally, this will mean that the full 5% discount on the purchase of these shares will be treated as income on the disposition. Additional proceeds above that initial discount will also be eligible for capital gains treatment. The foregoing is just a general outline of the ESPP tax consequences; you should consult with your own tax advisor regarding your own tax situation.

Where can I find my ESPP cost basis?
▪EQ can provide you with your cost basis for any shares purchased after Jan. 1, 2012. Visit https://eq-allete.globalsharesequity.com/ (website will change in coming weeks)
▪Cost basis on shares purchased prior to Jan. 1, 2012, can be obtained from Shareholder Services at 218.355.3114 (choose option #2).
GENERAL STOCK INFORMATION
As an employee, can I continue to buy / sell ALLETE stock until close?
•Yes, until close, we will continue to operate as a publicly-traded company.
•Employees continue to be subject to all trading windows and restrictions until the acquisition closes.
•Upon closing, ALLETE will no longer be a publicly-traded company and our stock will cease trading on the NYSE.
•If you have any questions about your trading ability, please contact Julie Padilla, ALLETE Chief Legal Officer.
Additional Information with respect to ALLETE stock in benefit programs, such as RSOP and ESPP, will be determined and communicated to you as they are finalized, between now and closing. The Company is not able to give tax advice, please contact a tax professional for any tax consequences related to your specific account.

What is the timeline for completing this process? What do I need to do between now and close of the transaction?
▪We expect to complete this process in mid-2025, subject to the approval of ALLETE’s shareholders, the receipt of regulatory approvals including by MPUC, PSCW and FERC, and other customary closing conditions.
▪As we work through these next steps, ALLETE is continuing to operate as a publicly-traded company.
▪We are operating as usual at ALLETE. The most important thing for all of us to do is remain focused on working safely and serving our customers with excellence, as you always do.

Important Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, ALLETE, Inc. (“ALLETE”) expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). ALLETE also may file other documents with the SEC regarding the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors are or will be able to obtain such documents (if and when available) free of charge at http://www.sec.gov, the SEC’s website, or from ALLETE’s website (http://www.investor.allete.com).
Participants in the Solicitation
ALLETE and its directors, executive officers, other members of management, and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding ALLETE’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of ALLETE, which was filed with the SEC on February 20, 2024 and (ii) the “Item No. 1 – Election of Directors,” “Compensation Discussion and Analysis,” and “Ownership of ALLETE Common Stock” sections in the definitive proxy statement for the 2024 annual meeting of shareholders of ALLETE, which was filed with the SEC on March 28, 2024. To the extent the holdings of ALLETE’s securities by ALLETE’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2024 annual meeting of shareholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials relating to the merger when they are filed with the SEC. You may obtain free copies of these documents using the sources indicated above.
Cautionary Statement Regarding Forward-Looking Information
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of ALLETE, shareholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding ALLETE’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of ALLETE’s shareholders; the timing to consummate the proposed transaction; the risk that the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; and the diversion of management’s time on transaction-related issues.
When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “target,” “could,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause ALLETE’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in ALLETE’s Form 10-K for the year ended December 31, 2023 and in subsequently filed Forms 10-Q and 8-K, and in any other SEC filings made by ALLETE. These risks should not be considered a complete statement of all potential risks and uncertainty, and will be discussed more fully, along with other risks associated with the proposed transaction, in the proxy statement to be filed with the SEC in connection with the proposed transaction. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date hereof, and ALLETE does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by applicable law.